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                                                                    EXHIBIT 23.1


                  [WIPFLI ULLRICH BERTELSON LLP LETTERHEAD]


                    CONSENT OF WIPFLI ULLRICH BERTELSON LLP



We consent to the use of our report on the financial statements of Green County Bank (dated December 6, 1996) included in this Amendment to the Registration Statement on Form S-4, and to the references to our firm under the headings "F&M Selected Financial Data," "Bank Selected Financial Data," and "Experts" in the prospectus and/or prospectus supplement which form parts of the Registration Statement.




                                        Wipfli Ullrich Bertelson LLP
                                        ----------------------------
                                        Wipfli Ullrich Bertelson LLP


January 6, 1997
Appleton, Wisconsin